Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 30, 2018, Datawatch Corporation (the “Company” or “Datawatch”), through its wholly-owned Canadian subsidiary, 2617421 ONTARIO INC. (the “Datawatch Subsidiary”), entered into a Share Purchase Agreement (the “Purchase Agreement”) for the purchase of all the outstanding capital stock of Angoss Software Corporation, a corporation then existing under the laws of Ontario, Canada (“Angoss”), from the shareholders of Angoss (the “Angoss Shareholders”) in exchange for $27.7 million in cash (after adjusting the purchase price for estimated net indebtedness of Angoss as of the closing), subject to future working capital and net indebtedness adjustments (the “Acquisition”).

The following unaudited pro forma condensed combined financial information presents the combination of the historical consolidated financial statements of Datawatch and Angoss, adjusted to give effect to the Acquisition. The unaudited pro forma condensed combined balance sheet as of December 31, 2017 combines the unaudited consolidated balance sheet of Datawatch and the audited consolidated balance sheet of Angoss as of December 31, 2017 and gives effect to the Acquisition as if it had occurred on December 31, 2017.

As Datawatch has a fiscal year ending on September 30 and Angoss has a fiscal year ending on December 31, the unaudited pro forma condensed combined statement of operations for the year ended September 30, 2017 combines Datawatch’s audited consolidated statement of operations for the year ended September 30, 2017 with Angoss’ audited consolidated statement of operations for the year ended December 31, 2017. The unaudited pro forma condensed combined statement of operations for the three months ended December 31, 2017 combines Datawatch’s unaudited consolidated statement of operations for the three months ended December 31, 2017 with Angoss’ unaudited consolidated statement of operations for the three months ended December 31, 2017. The unaudited pro forma condensed combined statement of operations gives effect to the Acquisition as if it had occurred on October 1, 2016.

This unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X and gives effect to events that are (1) directly attributable to the Acquisition, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined company’s results. The unaudited pro forma adjustments relating to the Acquisition have been prepared in accordance with business combination accounting guidance as provided under the provisions of US GAAP Financial Accounting Standards Board Accounting Standard Codification Section 805, Business Combinations (“FASB ASC 805”). The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred if the Acquisition had been completed as of the dates indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Acquisition, or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•	the separate audited consolidated financial statements of Datawatch as of and for the year ended September 30, 2017 and the related notes and the independent auditor’s report thereon, included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017, and the interim unaudited consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Company’s Quarterly Report on Form 10-Q for the three months ended December 31, 2017; and

•	the separate audited consolidated financial statements of Angoss as of and for the fiscal year ended December 31, 2017 and the related notes and the independent auditor’s report thereon, filed herewith.

DATAWATCH CORPORATION

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Year Ended September 30, 2017
	Datawatch Historical (A)	Angoss Historical (B)	Pro Forma Adjustments	Notes	Pro Forma Combined
REVENUE:
Software licenses	$20,051	$8,095	$-		$28,146
Maintenance	14,473	-	-		14,473
Professional services	1,739	1,636	-		3,375
Total revenues	36,263	9,731	-		45,994

COSTS AND EXPENSES:
Cost of software licenses	1,895	761	(42)	(a)	2,614
Cost of maintenance and services	2,349	1,880	-		4,229
Sales and marketing	19,124	2,723	900	(b)	22,747
Engineering and product development	8,888	1,512	-		10,400
General and administrative	8,777	2,263	122	(c)	11,162
Total costs and expenses	41,033	9,139	980		51,152

(LOSS) INCOME FROM OPERATIONS	(4,770)	592	(980)		(5,158)
Other income (expense), net	759	(190)	(484)	(d)	85

(LOSS) INCOME FROM OPERATIONS BEFORE INCOME TAXES	(4,011)	402	(1,464)		(5,073)
Income tax benefit (expense)	18	(172)	-		(154)

NET (LOSS) INCOME	$(3,993)	$230	$(1,464)		$(5,227)

Net loss per share – basic:	$(0.33)				$(0.43)
Net loss per share – diluted:	$(0.33)				$(0.43)

Weighted-average shares outstanding – basic	12,073				12,073
Weighted-average shares outstanding – diluted	12,073				12,073

(A)	As reported in Datawatch's Form 10-K for the year ended September 30, 2017 as filed with the Securities and Exchange Commission (“SEC”).
(B)	As reported in Angoss' audited financial statements for the year ended December 31, 2017, filed herewith. Angoss’ audited statement of operations for the year ended December 31, 2017 were reported in the Canadian Dollar (“CAD”) and converted at a rate of 0.7712.

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

DATAWATCH CORPORATION

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Three Months Ended December 31, 2017
	Datawatch Historical (A)	Angoss Historical (B)	Pro Forma Adjustments	Notes	Pro Forma Combined
REVENUE:
Software licenses	$5,558	$2,206	$-		$7,764
Maintenance	3,651	-	-		3,651
Professional services	376	320	-		696
Total revenues	9,585	2,526	-		12,111

COSTS AND EXPENSES:
Cost of software licenses	239	202	(30)	(a)	411
Cost of maintenance and services	604	605	-		1,209
Sales and marketing	4,698	868	225	(b)	5,791
Engineering and product development	2,498	424	-		2,922
General and administrative	2,425	491	-		2,916
Total costs and expenses	10,464	2,590	195		13,249

LOSS FROM OPERATIONS	(879)	(64)	(195)		(1,138)
Other income (expense), net	60	(48)	(97)	(d)	(85)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(819)	(112)	(292)		(1,223)
Income tax expense	(9)	(44)	-		(53)

NET LOSS	$(828)	$(156)	$(292)		$(1,276)

Net loss per share – basic:	$(0.07)				$(0.10)
Net loss per share – diluted:	$(0.07)				$(0.10)

Weighted-average shares outstanding – basic	12,298				12,298
Weighted-average shares outstanding – diluted	12,298				12,298

(A)	As reported in Datawatch's Form 10-Q for the three months ended December 31, 2017 as filed with the SEC.
(B)	As obtained from Angoss' financial information for the three months ended December 31, 2017. Due to the different fiscal year ends, the pro forma statement of operations for the three-month period ended December 31, 2017 was also included in the pro forma statement of operations for Angoss for the fiscal year ended September 30, 2017. Angoss' audited financial information for the three months ended December 31, 2017 was provided in CAD and converted at a rate of 0.7871.

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

DATAWATCH CORPORATION

PRO FORMA CONDENSED COMBINED BALANCE SHEET

	December 31, 2017
	Datawatch Historical (A)	Angoss Historical (B)	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$29,759	$3,763	$(17,669)	(e)	$15,853
Accounts receivable, net of allowance for doubtful accounts	6,545	2,312	-		8,857
Prepaid expenses and other current assets	2,178	1,045	(1,001)	(f)	2,222
Total current assets	38,482	7,120	(18,670)		26,932

Property and equipment, net	1,012	239	-		1,251
Acquired intellectual property, net	822	161	3,239	(g)	4,222
Other intangible assets, net	977	-	7,700	(h)	8,677
Goodwill and indefinite-lived assets	6,685	4,145	10,645	(i)	21,475
Other long-term assets	254	-	-		254
Total assets	$48,232	$11,665	$2,914		$62,811

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,079	$149	$-		$1,228
Accrued expenses	2,120	1,128	25	(j)	3,273
Current portion of long-term debt	-	33	(33)	(k)	-
Deferred revenue	12,011	8,340	(6,005)	(l)	14,346
Total current liabilities	15,210	9,650	(6,013)		18,847

LONG-TERM LIABILITIES:
Deferred revenue, long-term	248	3,800	(2,736)	(l)	1,312
Other long-term liabilities	424	-	10,000	(m)	10,424
Total long-term liabilities	672	3,800	7,264		11,736
Total liabilities	15,882	13,450	1,251		30,583

Preferred stock	-	8,008	(8,008)	(n)	-

SHAREHOLDERS’ EQUITY:
Common stock	124	-	-		124
Additional paid-in capital	145,932	517	(517)	(o)	145,932
Accumulated deficit	(111,644)	(10,403)	10,281	(p)	(111,766)
Accumulated other comprehensive income (loss)	(1,922)	93	(93)	(q)	(1,922)
	32,490	(9,793)	9,671		32,368
Less treasury stock	(140)		-		(140)
Total shareholders’ equity	32,350	(9,793)	9,671		32,228

Total liabilities and shareholders’ equity	$48,232	$11,665	$2,914		$62,811

(A)	As reported in Datawatch’s Form 10-Q for the three months ended December 31, 2017 as filed with the SEC.
(B)	As reported in Angoss' audited financial statements for the year ended December 31, 2017, filed herewith. Angoss’ audited balance sheet for the year ended December 31, 2017 were reported in CAD and converted at a rate of 0.7954.

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

DATAWATCH CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of Transaction

On January 30, 2018 (the “Acquisition Date”), Datawatch, through the Datawatch Subsidiary, entered into the Purchase Agreement for the purchase of all the outstanding capital stock of Angoss from the Angoss Shareholders for cash. The Datawatch Subsidiary consummated the acquisition of the outstanding capital stock of Angoss on January 30, 2018 for $27.7 million in cash (after adjusting the purchase price for estimated net indebtedness of Angoss as of the closing), subject to future working capital and net indebtedness adjustments. Of this payment, $0.1 million was determined to be post-combination compensation expense, and excluded from purchase consideration of $27.5 million.

On January 24, 2018, Datawatch entered into a new credit facility with a bank. The credit facility includes a $10.0 million term loan and a $5.0 million revolving line of credit, secured by substantially all of the assets of Datawatch, excluding intellectual property. The term loan, which was used to fund a portion of the Angoss acquisition, bears interest at the prime rate plus 1%, is repayable based on a 48-month amortization schedule, matures on January 24, 2021, and is subject to prepayment penalties. The line of credit, which is intended to be used for working capital and general corporate purposes, bears interest at the prime rate plus 0.5% and is due and payable on January 24, 2020. Commitment fees of $50,000 and $17,500 were paid for the term loan and line of credit, respectively. Availability under the line of credit is based on the amount of eligible accounts receivable from time to time. The credit facility agreement contains various conditions, covenants and representations with which the Company must be in compliance in order to borrow funds and to avoid an event of default.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with FASB ASC 805. In accordance with FASB ASC 805, Datawatch management’s best estimates and assumptions were used to assign fair value to the assets acquired and liabilities assumed at the Acquisition Date, which is dependent upon certain valuations and tax studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. Significant assumptions and estimates have been made in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial information. Goodwill as of the Acquisition Date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

The pro forma adjustments and related assumptions are described in note 5 (Pro Forma Adjustments) to the accompanying notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments are based on assumptions related to the consideration paid, and the allocation thereof to the assets acquired and liabilities assumed of Angoss, based on preliminary best estimates of fair value. Accordingly, the pro forma purchase price adjustments are preliminary, subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurances that these final adjustments will not result in material changes to the purchase price allocation. Any adjustments based on historical Angoss information have been converted using a Canadian dollar to US dollar exchange rate of 0.7712 for the year ended December 31, 2017, a rate of 0.7871 for the three months ended December 31, 2017, and a rate of 0.7954 as of December 31, 2017.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that could result from the acquisition.

3.	Preliminary Purchase Consideration and Related Allocation

The following table summarizes the preliminary estimated allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated fair values as if the acquisition had occurred on December 31, 2017, which is the assumed acquisition date for the purpose of the unaudited pro forma condensed combined balance sheet (in thousands):

Cash payments to Angoss Shareholders	$27,669
Less: post-combination share-based expense attributable to unvested options	(122)
Total purchase price	$27,547

Cash	$3,763
Accounts receivable	2,312
Prepaid and other current assets	44
Property and equipment	239
Acquired intellectual property	3,400
Other intangible assets	7,700
Goodwill	14,790
Total assets acquired	32,248

Accounts payable	(149)
Accrued expenses	(1,153)
Deferred revenue, current portion	(2,335)
Deferred revenue	(1,064)
Total liabilities assumed	(4,701)
Net assets acquired	$27,547

The amount of goodwill resulting from the allocation of purchase consideration is primarily attributable to expected synergies. Goodwill is not expected to be deductible for tax purposes. In accordance with FASB ASC 805, goodwill will not be amortized but instead will be tested for impairment at least annually and more frequently if certain indicators of impairment are present. In the event that goodwill becomes impaired, we will record an expense for the amount impaired during the fiscal quarter in which the determination is made.

The final purchase price allocation is dependent upon the finalization of measurement period adjustments still in review. Any changes to the preliminary estimates of the fair value of the assets acquired and liabilities assumed during the measurement period (up to one year from the Acquisition Date), will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

4.	Intangible Assets

The preliminary purchase price allocation identified the following acquired intangible assets. The respective periods over which these assets will be amortized are presented below:

	Preliminary Estimated Value (in thousands)	Preliminary Estimated Useful Life (in years)
Acquired intellectual property	$3,400	8
Other intangible assets:
Customer relationships	4,500	5
Trade names	3,200	Indefinite
Total other intangible assets	$7,700

Total acquired intangible assets	$11,100

5.	Pro Forma Adjustments

Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:

(a)	To record preliminary estimated amortization related to acquired intellectual property and eliminate Angoss historical amortization (in thousands):

	Year Ended September 30, 2017	Three Months Ended December 31, 2017
To record amortization of acquired intellectual property	$425	$106
To eliminate the amortization of Angoss historical intellectual property	(467)	(136)
	$(42)	$(30)

(b)	To record preliminary estimated amortization related to acquired customer relationships.
(c)	To record post-combination compensation expense upon acquisition.
(d)	To record interest expense on the term loan and eliminate historical loan related interest expense (in thousands):

	Year Ended September 30, 2017	Three Months Ended December 31, 2017
To record interest expense on term loan	$(493)	$(99)
To eliminate historical Angoss interest expense	9	2
	$(484)	$(97)

Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheets are as follows:

(e)	To record cash amount paid to Angoss Shareholders and cash received from term loan (in thousands):

To record cash paid to Angoss Shareholders	$(27,669)
To record cash received from term loan	10,000
$(17,669)

(f)	To eliminate Angoss historic deferred commissions.

(g)	To record preliminary estimated acquired intellectual property and eliminate the historical intellectual property of Angoss (in thousands):

To record intellectual property in connection with the acquisition	$3,400
To eliminate the historical intellectual property of Angoss	(161)
$3,239

(h)	To record preliminary estimated acquired other intangible assets (in thousands):

To record customer relationships in connection with the acquisition	$4,500
To record tradenames in connection with the acquisition	3,200
$7,700

(i)	To adjust goodwill for the recording of preliminary goodwill for purchase consideration in excess of fair value of the net assets assumed in connection with the acquisition and to eliminate the historical goodwill of Angoss (in thousands):

To record preliminary goodwill in connection with the acquisition	$14,790
To eliminate the historical goodwill of Angoss	(4,145)
$10,645

(j)	To adjust accrued expenses for severance payments incurred as a result of the Acquisition.

(k)	To eliminate Angoss’ historical loan balance not assumed by Datawatch.

(l)	To record preliminary fair value adjustment to deferred revenue.

(m)	To record liability incurred from term loan financing.

(n)	To eliminate Angoss’ historical 8% cumulative preferred stock.

(o)	To eliminate Angoss’ historical additional paid-in capital.

(p)	To record adjustments to accumulated deficit to reflect the combined equity structure (in thousands):

To record post-combination compensation expense	$(122)
To eliminate the historical accumulated deficit of Angoss	10,403
$10,281

(q)	To eliminate Angoss’ historical other comprehensive income